UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

GENERATION INCOME PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-40771	47-4427295
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Jackson Street Suite 3300
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 813 448-1234

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.01 per share	GIPR	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	GIPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 15, 2026, GIPCA 991 Nut Tree Road, LLC, an indirect wholly owned subsidiary of Generation Income Properties, Inc. (the “Company”), completed the sale of its net lease property located at 991 Nut Tree Road, Vacaville, California (the “Property”), which is occupied by the United States of America pursuant to a Lease for Real Property dated August 18, 2010, as amended (the “Lease”). The Property was sold pursuant to a Purchase and Sale Agreement (the “Purchase and Sale Agreement”), entered into effective as of April 29, 2026, by and between GIPCA 991 Nut Tree Road, LLC, as seller, and Taricens Medical Estates LLC, a California limited liability company, as purchaser.

The Property was sold for a purchase price of $2,475,000, subject to customary prorations and adjustments, resulting in net proceeds to the Company of approximately $2,356,757, after payment of closing costs, brokerage commissions, and other customary closing adjustments.

The foregoing description of the Purchase and Sale Agreement is qualified in its entirety by the full text of the Purchase and Sale Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Purchase and Sale Agreement, dated as of April 29, 2026, by and between GIPCA 991 Nut Tree Road, LLC and Taricens Medical Estates LLC.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERATION INCOME PROPERTIES, INC.

Date:	July 21, 2026	By:	/s/ Ron Cook
Ron Cook Principal Finance and Accounting Officer